Exhibit 99

Chemed Reports First-Quarter 2018 Results

CINCINNATI--(BUSINESS WIRE)--April 19, 2018--Chemed Corporation (Chemed) (NYSE: CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its first quarter ended March 31, 2018, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 8.2% to $439 million
  GAAP Diluted Earnings-per-Share of $2.66, an increase of 49.4%
  Adjusted Diluted EPS of $2.72, an increase of 49.5%

VITAS segment operating results:

  Net Patient Revenue of $292 million, an increase of 3.4%
  Average Daily Census (ADC) of 17,209, an increase of 6.1%
  Admissions of 18,279, an increase of 4.1%
  Net Income of $32.0 million, an increase of 55.4%
  Adjusted EBITDA of $44.7 million, an increase of 16.3%

Roto-Rooter segment operating results:

  Revenue of $147 million, an increase of 19.1%
  Net Income of $22.9 million, an increase of 56.9%
  Adjusted EBITDA of $33.9 million, an increase of 28.7%
  Adjusted EBITDA margin of 23.0%, an increase of 171 basis points

Effective January 1, 2018, the Financial Accounting Standards Board (FASB) mandated changes in revenue recognition under Generally Accepted Accounting Principles (GAAP). For Chemed the accounting standard mandated reclassification of certain costs within the 2018 income statement when compared to prior-year formats. These reclassifications do not impact EBITDA, pretax income or net income. This accounting standard has been adopted on a modified retrospective basis, meaning prior-year results are not reclassified and are reported using historical revenue recognition accounting standards.

This resulted in the reclassification of net room and board expenses associated with certain patients residing in nursing homes to be reclassified from cost of services to revenue, effectively reducing VITAS revenue and cost of sales by $2.6 million. In addition, uncollectable accounts receivable, commonly referred to as normal bad debt expense, historically included in selling, general and administrative expenses for VITAS and Roto-Rooter, are now netted against service revenue and sales.

The discussion of operating results below does recast net room and board and estimated uncollectable receivables in the first quarter of 2017 to facilitate analysis of operating results in a format consistent with the 2018 revenue recognition accounting standard.

VITAS

VITAS net revenue was $292 million in the first quarter of 2018, which is an increase of 5.5%, when compared to the prior-year period. This revenue increase is comprised primarily of a geographically weighted average Medicare reimbursement rate increase of approximately 0.7%, a 6.1% increase in average daily census, and a reduction in Medicare Cap that increased revenue 0.6%. This growth is partially offset by acuity mix shift that negatively impacted revenue growth 1.8% when compared to the prior-year period.

In the first quarter of 2018, VITAS reversed $1.8 million in Medicare Cap billing limitations recorded in the fourth quarter of 2017 related to the 2018 Medicare Cap billing period.

At March 31, 2018, VITAS had 30 Medicare provider numbers, two of which have a current estimated 2018 Medicare Cap billing limitation of approximately $616,000.

Of VITAS’ 30 unique Medicare provider numbers, 27 provider numbers have a Medicare Cap cushion of 10% or greater, one provider number has a cap cushion between 5% and 10% and two provider numbers have a Medicare Cap billing limitation for the 2018 Medicare Cap period.

Average revenue per patient per day in the quarter was $189.76, which is 1.2% below the prior-year period. Routine home care reimbursement and high acuity care averaged $163.53 and $706.24, respectively. During the quarter, high acuity days of care were 4.8% of total days of care, 60-basis points less than the prior-year quarter.

The first quarter of 2018 gross margin, excluding Medicare Cap, was 21.7%, which is a 97-basis point improvement when compared to the first quarter of 2017.

Selling, general and administrative expense was $20.5 million in the first quarter of 2018, which is a favorable decrease of 2.4% compared to the prior-year quarter. Adjusted EBITDA, excluding Medicare Cap, totaled $42.9 million in the quarter, an increase of 11.6%. Adjusted EBITDA margin, excluding Medicare Cap, was 14.8% in the quarter which is an 89-basis point improvement when compared to the prior-year period.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $147 million for the first quarter of 2018, an increase of $24.7 million, or 20.2%, over the prior-year quarter. Revenue from water restoration totaled $27.7 million, an increase of $9.6 million, or 53.3%, when compared to the prior-year quarter.

Roto-Rooter’s gross margin in the quarter was 47.5%, a 69-basis point decline when compared to the first quarter of 2017. Adjusted EBITDA in the first quarter of 2018 totaled $33.9 million, an increase of 28.7%. The Adjusted EBITDA margin in the quarter was 23.0% which is a 152-basis point improvement over the prior year.

Chemed Consolidated

As of March 31, 2018, Chemed had total cash and cash equivalents of $14 million and debt of $143 million.

In June 2014, Chemed entered into a five-year Amended and Restated Credit Agreement that consisted of a $100 million amortizable term loan and a $350 million revolving credit facility. The interest rate on this facility has a floating rate that is currently LIBOR plus 112.5 basis points. At March 31, 2018, the Company had approximately $244 million of undrawn borrowing capacity under this credit agreement.

During the quarter, the Company repurchased 300,000 shares of Chemed stock for $81.1 million which equates to a cost per share of $270.42. On March 6, 2018, Chemed’s Board of Directors authorized an additional $150 million for stock repurchase under Chemed’s existing share repurchase program. As of March 31, 2018, there was $124.4 million of remaining share repurchase authorization under this plan.

Chemed restarted its share repurchase program in 2007. Since that time Chemed has repurchased 13.6 million shares, aggregating over $1.0 billion at an average share cost of $76.75. Including dividends over this period, Chemed has returned over $1.2 billion to shareholders.

Guidance for 2018

The first-quarter 2018 operating results did exceed Chemed management’s expectations. The Company has reiterated the earnings guidance issued in February 2018 and anticipates providing updated guidance for the second half of 2018 when it reports second-quarter results.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Friday, April 20, 2018, to discuss the Company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (844) 743-2500 for U.S. and Canadian participants and +1 (661) 378-9533 for international participants. The participant passcode/Conference ID is 9986979. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (855) 859-2056 for U.S. and Canadian callers and +1 (404) 537-3406 for international callers and will be available for one week following the live call. The replay Conference ID is 9986979. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to over 17,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing, drain cleaning, and water restoration services through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in the republics of Indonesia and Singapore, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements.

These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or

10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2018	2017
Service revenues and sales	$439,176	$405,864
Cost of services provided and goods sold	304,536	285,140
Selling, general and administrative expenses (aa)	69,000	69,458
Depreciation	9,267	8,893
Amortization	27	46
Other operating (income)/expense	(51)	873
Total costs and expenses	382,779	364,410
Income from operations	56,397	41,454
Interest expense	(1,207)	(995)
Other income--net (bb)	1,018	2,463
Income before income taxes	56,208	42,922
Income taxes	(11,212)	(13,078)
Net income	$44,996	$29,844

Earnings Per Share
Net income	$2.79	$1.84
Average number of shares outstanding	16,100	16,219

Diluted Earnings Per Share
Net income	$2.66	$1.78
Average number of shares outstanding	16,887	16,801

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):
	Three Months Ended March 31,
	2018	2017
SG&A expenses before long-term incentive compensation, expenses related to the O.I.G. investigation and the impact of market value
adjustments related to deferred compensation trusts	$66,220	$63,732
Long-term incentive compensation	1,920	961
Market value gains related to deferred compensation trusts	860	2,615
Expenses related to O.I.G. investigation	-	2,150
Total SG&A expenses	$69,000	$69,458

(bb) Other income--net comprises (in thousands):
	Three Months Ended March 31,
	2018	2017
Market value gains related to deferred compensation trusts	$860	$2,615
Interest income	158	85
Loss on disposal of property and equipment	-	(236)
Other	-	(1)
Total other income--net	$1,018	$2,463

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)(unaudited)

	March 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$13,686	$47,049
Accounts receivable less allowances	111,332	109,726
Inventories	5,274	5,433
Prepaid income taxes	16,160	1,663
Prepaid expenses	15,047	12,102
Total current assets	161,499	175,973
Investments of deferred compensation plans held in trust	66,163	56,596
Properties and equipment, at cost less accumulated depreciation	144,706	119,394
Identifiable intangible assets less accumulated amortization	55,163	54,976
Goodwill	477,964	472,391
Other assets	7,161	6,901
Total Assets	$912,656	$886,231

Liabilities
Current liabilities
Accounts payable	$42,639	$29,341
Current portion of long-term debt	10,000	9,375
Income taxes	-	12,614
Accrued insurance	48,303	54,150
Accrued compensation	49,685	37,382
Accrued legal	1,643	2,471
Other current liabilities	25,027	19,050
Total current liabilities	177,297	164,383
Deferred income taxes	13,832	11,875
Long-term debt	132,500	137,500
Deferred compensation liabilities	65,289	56,024
Other liabilities	16,779	15,805
Total Liabilities	405,697	385,587
Stockholders' Equity
Capital stock	34,885	34,404
Paid-in capital	712,991	651,269
Retained earnings	1,078,690	983,742
Treasury stock, at cost	(1,321,843)	(1,170,933)
Deferred compensation payable in Company stock	2,236	2,162
Total Stockholders' Equity	506,959	500,644
Total Liabilities and Stockholders' Equity	$912,656	$886,231

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)(unaudited)

	Three Months Ended
	March 31,
	2018	2017
Cash Flows from Operating Activities
Net income	$44,996	$29,844
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	9,294	8,939
Provision for uncollectible accounts receivable	-	4,249
Stock option expense	3,653	3,001
Benefit for deferred income taxes	(2,807)	(2,415)
Noncash long-term incentive compensation	1,721	827
Amortization of restricted stock awards	291	336
Amortization of debt issuance costs	128	129
Changes in operating assets and liabilities
Decrease in accounts receivable	1,591	17,972
Decrease in inventories	60	322
Decrease in prepaid expenses	1,045	1,003
Decrease in accounts payable and other current liabilities	(7,911)	(10,766)
Increase in income taxes	13,642	14,655
Increase in other assets	(4,263)	(2,140)
Increase in other liabilities	3,758	1,992
Other sources/(uses)	(5)	838
Net cash provided by operating activities	65,193	68,786
Cash Flows from Investing Activities
Capital expenditures	(12,648)	(9,020)
Business combinations	(1,450)	-
Other sources/(uses)	181	(70)
Net cash used by investing activities	(13,917)	(9,090)
Cash Flows from Financing Activities
Proceeds from revolving line of credit	134,300	116,000
Payments on revolving line of credit	(90,500)	(76,000)
Purchase of treasury stock	(81,125)	(54,262)
Proceeds from exercise of stock options	8,923	5,635
Change in cash overdrafts payable	(6,671)	(8,607)
Capital stock surrendered to pay taxes on stock-based compensation	(6,377)	(4,744)
Dividends paid	(4,533)	(4,251)
Payments on other long-term debt	(2,500)	(1,875)
Other sources/(uses)	(228)	147
Net cash used by financing activities	(48,711)	(27,957)
Increase in Cash and Cash Equivalents	2,565	31,739
Cash and cash equivalents at beginning of year	11,121	15,310
Cash and cash equivalents at end of period	$13,686	$47,049

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2018
Service revenues and sales	$292,013	$147,163	$-	$439,176
Cost of services provided and goods sold	227,256	77,280	-	304,536
Selling, general and administrative expenses (a)	20,510	36,098	12,392	69,000
Depreciation	4,797	4,443	27	9,267
Amortization	-	27	-	27
Other operating expenses	(18)	(33)	-	(51)
Total costs and expenses	252,545	117,815	12,419	382,779
Income/(loss) from operations	39,468	29,348	(12,419)	56,397
Interest expense	(52)	(91)	(1,064)	(1,207)
Intercompany interest income/(expense)	3,095	1,677	(4,772)	-
Other income/(expense)—net	142	16	860	1,018
Income/(loss) before income taxes	42,653	30,950	(17,395)	56,208
Income taxes (a)	(10,638)	(8,012)	7,438	(11,212)
Net income/(loss)	$32,015	$22,938	$(9,957)	$44,996

2017
Service revenues and sales	$282,316	$123,548	$-	$405,864
Cost of services provided and goods sold	221,678	63,462	-	285,140
Selling, general and administrative expenses (b)	24,294	33,460	11,704	69,458
Depreciation	4,778	3,984	131	8,893
Amortization	14	32	-	46
Other operating expenses	873	-	-	873
Total costs and expenses	251,637	100,938	11,835	364,410
Income/(loss) from operations	30,679	22,610	(11,835)	41,454
Interest expense	(55)	(99)	(841)	(995)
Intercompany interest income/(expense)	2,702	1,310	(4,012)	-
Other income/(expense)-net	(80)	(72)	2,615	2,463
Income/(loss) before income taxes	33,246	23,749	(14,073)	42,922
Income taxes (b)	(12,649)	(9,125)	8,696	(13,078)
Net income/(loss)	$20,597	$14,624	$(5,377)	$29,844

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2018
Net income/(loss)	$32,015	$22,938	$(9,957)	$44,996
Add/(deduct):
Interest expense	52	91	1,064	1,207
Income taxes	10,638	8,012	(7,438)	11,212
Depreciation	4,797	4,443	27	9,267
Amortization	-	27	-	27
EBITDA	47,502	35,511	(16,304)	66,709
Add/(deduct):
Intercompany interest income/(expense)	(3,095)	(1,677)	4,772	-
Interest income	(142)	(16)	-	(158)
Amortization of stock awards	70	65	156	291
Medicare cap sequestration adjustment	352	-	-	352
Stock option expense	-	-	3,653	3,653
Long-term incentive compensation	-	-	1,920	1,920
Adjusted EBITDA	$44,687	$33,883	$(5,803)	$72,767

2017
Net income/(loss)	$20,597	$14,624	$(5,377)	$29,844
Add/(deduct):
Interest expense	55	99	841	995
Income taxes	12,649	9,125	(8,696)	13,078
Depreciation	4,778	3,984	131	8,893
Amortization	14	32	-	46
EBITDA	38,093	27,864	(13,101)	52,856
Add/(deduct):
Intercompany interest income/(expense)	(2,702)	(1,310)	4,012	-
Interest income	(70)	(15)	-	(85)
Expenses related to O.I.G. investigation	2,150	-	-	2,150
Amortization of stock awards	78	70	188	336
Program closure expenses	873	-	-	873
Advertising cost adjustment	-	(274)	-	(274)
Stock option expense	-	-	3,001	3,001
Long-term incentive compensation	-	-	961	961
Adjusted EBITDA	$38,422	$26,335	$(4,939)	$59,818

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2018	2017
Net income as reported	$44,996	$29,844

Add after-tax cost of:
Excess tax benefits on stock compensation	(3,798)	(3,695)
Stock option expense	2,891	1,897
Long-term incentive compensation	1,499	608
Medicare cap sequestration adjustment	263	-
Expenses related to O.I.G. investigation	-	1,328
Program closure expenses	-	513
Adjusted net income	$45,851	$30,495

Diluted Earnings Per Share As Reported
Net income	$2.66	$1.78
Average number of shares outstanding	16,887	16,801

Adjusted Diluted Earnings Per Share
Adjusted net income	$2.72	$1.82
Average number of shares outstanding	16,887	16,801

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

	Three Months Ended March 31,
OPERATING STATISTICS	2018	2017
Net revenue ($000) (c)
Homecare	$241,031	$224,562
Inpatient	22,108	23,246
Continuous care	30,766	32,857
Other	1,741	1,651
Subtotal	$295,646	$282,316
Room and board, net	(2,618)	-
Contractual allowances	(2,833)	-
Medicare cap allowance	1,818	-
Net Revenue	$292,013	$282,316
Net revenue as a percent of total before Medicare cap allowance
Homecare	81.5%	79.5%
Inpatient	7.5	8.2
Continuous care	10.4	11.6
Other	0.6	0.7
Subtotal	100.0	100.0
Room and board, net	(0.9)	-
Contractual allowances	(0.9)	-
Medicare cap allowance	0.6	-
Net Revenue	98.8%	100.0%
Average daily census ("ADC") (days)
Homecare	13,162	12,287
Nursing home	3,215	3,052
Routine homecare	16,377	15,339
Inpatient	352	378
Continuous care	480	505
Total	17,209	16,222

Total Admissions	18,279	17,563
Total Discharges	17,558	17,213
Average length of stay (days)	87.9	88.7
Median length of stay (days)	15.0	15.0
ADC by major diagnosis
Neurological	18.5%	19.7%
Cerebro	36.2	34.4
Cancer	13.9	15.1
Cardio	16.4	16.6
Respiratory	8.2	7.9
Other	6.8	6.3
Total	100.0%	100.0%
Admissions by major diagnosis
Neurological	11.4%	10.9%
Cerebro	22.6	22.1
Cancer	28.0	29.5
Cardio	15.5	15.1
Respiratory	11.7	11.7
Other	10.8	10.7
Total	100.0%	100.0%
Direct patient care margins (d)
Routine homecare	52.1%	51.3%
Inpatient	7.5	5.9
Continuous care	17.7	15.6
Homecare margin drivers (dollars per patient day)
Labor costs	$58.63	$58.64
Combined drug, home medical equipment and medical supplies cost	14.47	15.14
Inpatient margin drivers (dollars per patient day)
Labor costs	$362.75	$369.99
Continuous care margin drivers (dollars per patient day)
Labor costs	$567.51	$590.73
Estimated uncollectable accounts as a percent of revenues	1.0%	1.2%
Accounts receivable --
Days of revenue outstanding- excluding unapplied Medicare payments	32.6	35.9
Days of revenue outstanding- including unapplied Medicare payments	31.4	24.9

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(unaudited)

(a)	Included in the results of operations for the three months ended March 31, 2018, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		VITAS	Corporate	Total
	Selling, general and administrative expenses
	Medicare cap sequestration adjustment	$(352)	$-	$(352)
	Stock option expense	-	(3,653)	(3,653)
	Long-term incentive compensation	-	(1,920)	(1,920)
	Pretax impact on earnings	(352)	(5,573)	(5,925)
	Excess tax benefits on stock compensation	-	3,798	3,798
	Income tax benefit on the above	89	1,183	1,272
	After-tax impact on earnings	$(263)	$(592)	$(855)

(b)	Included in the results of operations for the three months ended March 31, 2017, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		VITAS	Corporate	Total
	Selling, general and administrative expenses
	Expenses related to O.I.G. investigation	$(2,150)	$-	$(2,150)
	Program closure expenses	(873)	-	(873)
	Stock option expense	-	(3,001)	(3,001)
	Long-term incentive compensation	-	(961)	(961)
	Pretax impact on earnings	(3,023)	(3,962)	(6,985)
	Excess tax benefits on stock compensation	-	3,695	3,695
	Income tax benefit on the above	1,182	1,457	2,639
	After-tax impact on earnings	$(1,841)	$1,190	$(651)

(c)

VITAS has 11 large (greater than 450 ADC), 18 medium (greater than 200 but less than 450 ADC) and 16 small (less than 200 ADC) hospice programs. Of VITAS' 30 unique Medicare provider numbers, 27 provider numbers have a Medicare cap cushion of 10% or greater, one provider number has a cap cushion between 5% and 10%, and two provider numbers have a Medicare cap billing limitation for the 2018 Medicare cap period.

(d)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901